Exhibit 10(d)

TRUST AGREEMENT

Between

PPL CORPORATION

And

WACHOVIA BANK, N.A., AS TRUSTEE

PPL EMPLOYEE CHANGE IN CONTROL AGREEMENTS TRUST

TABLE OF CONTENTS

ARTICLE

I	Establishment, Purpose and Nature of Trust Fund

II	Contributions to Trust Fund and Allocation to Plan Accounts

III	Cessation of Payments from Trust Fund While Company Insolvent

IV	Payments from Trust Fund While Company Solvent

V	Responsibilities of the Trustee

VI	Fees, Expenses and Taxes

VII	Accounts of the Trustee

VIII	Resignation or Removal of the Trustee

IX	Action of PPL or the Accounting Party

X	Reservation of Powers

XI	Surplus Plan Accounts and Termination of Trust

XII	Merger or Consolidation of the Trustee

XIII	Miscellaneous

TRUST AGREEMENT
Between
PPL CORPORATION
And
WACHOVIA BANK, N.A., AS TRUSTEE

This Agreement and Declaration of Trust (hereinafter called the "Trust Agreement") made as of the 1st day of January 2007, by and between PPL Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, with its principal place of business at Allentown, Pennsylvania, hereinafter referred to as “PPL,” or the "Company," and Wachovia Bank, N.A., with its principal place of business at Charlotte, North Carolina, hereinafter called the "Trustee",
WITNESSETH:
WHEREAS, PPL has heretofore adopted certain change in control agreements with certain of its subsidiaries' employees (such employees and their designated beneficiaries where applicable being hereinafter referred to collectively as the "Participants" and individually as a "Participant") and may hereafter adopt other such agreements or plans; and
WHEREAS, PPL wishes to establish this grantor trust, hereinafter called the "Trust," for the collective investment of such property as may from time to time be contributed thereto, subject only to the claims of PPL's general creditors in the event of PPL's Insolvency (as defined in Article III); and
WHEREAS, PPL wishes the Trust to be used in connection with such plans or agreements as it may from time to time designate under Article X of this Trust Agreement (which plans and agreements are hereinafter called the "Plans" collectively or the "Plan" individually), although the Trust may not necessarily hold sufficient assets to satisfy all of the benefits to be provided under the Plans; and
WHEREAS, the Trustee is willing to hold and administer such trust assets pursuant to the terms of this Trust Agreement.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, PPL and the Trustee intending to be legally bound hereby, do covenant and agree as follows:

Article I
Establishment, Purpose and Nature of Trust Fund

1.1 PPL hereby establishes with the Trustee a trust consisting of such cash and/or marketable securities as shall be paid to the Trustee with respect to the Plans pursuant to Article II, Paragraph 2.1. The Trust shall be known as the PPL EMPLOYEE CHANGE IN CONTROL AGREEMENTS TRUST. The creation of this Trust is not intended to create an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974. The Trust is intended to constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.
1.2 The Trust shall consist of all contributions to the Trust by PPL and the earnings and losses thereon (including unrealized gains and losses), less disbursements therefrom (hereinafter called the "Trust Fund"). The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of PPL and shall be used exclusively for the uses and purposes of Participants, and general creditors as herein set forth. Participants shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Participants against PPL. Any assets held by the Trust will be subject to the claims of PPL's general creditors under federal and state law in the event PPL becomes Insolvent.
1.3 The Trust hereby established is revocable by PPL; provided, however, that it shall be irrevocable upon a Change in Control, as defined in Paragraph 10.3.
1.4 The Trust Fund shall be held by the Trustee, subject to the reservation of powers under Paragraphs 10.1 and 10.2 of Article X, for the purpose of providing benefits in accordance with the terms of the Plans. The Trustee shall pay all benefits as they become due and payable pursuant to the Plans in accordance with Article III and Article IV to the extent there are sufficient funds in the Trust to do so. Notwithstanding the foregoing, the Trust Fund shall be treated as an asset of PPL and shall remain subject to the claims of PPL's general creditors in the event of PPL becomes Insolvent.
1.5 The rights, powers, titles, duties, discretions and immunities of the Trustee shall be governed solely by this Trust Agreement and applicable state and federal law.
1.6 The Trust is intended to be a grantor trust, of which PPL is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, Sections 671-678, and any successor statute thereto, and shall be construed accordingly.
1.7 The Plans and any persons who may be entitled to benefit payments under the terms of the Plans shall not have any preferred claim on the Trust Fund. Persons who may be entitled to benefit payments under the terms of the Plans shall have no greater right or status than an unsecured creditor of PPL with respect to such amounts.
1.8 Notwithstanding anything else in this Agreement to the contrary: (1) the Trustee is not a party to, and has, except as expressly provided herein, no duties or responsibilities under, the Plans; (2) PPL shall be required to certify in writing to the Trustee the identity of any party or person, whether or not a fiduciary named in any Plans, which has the power to manage and control Plan assets, and the Trustee shall be entitled to rely upon such certification until notified otherwise in writing by PPL; and (3) in any case in which a provision of this Agreement conflicts with any provision in any Plans, this Agreement shall control. Notwithstanding the preceding sentence, the Trustee reserves the right to seek a judicial and/or administrative determination as to its proper course of action under this Agreement.
1.9 The terms of the Plans shall govern the amount, form and timing of benefit payments to which a Participant is entitled under the Plans. The Trustee shall have no right or obligations with respect to any of the provisions of the Plans except as provided in this Trust Agreement.

Article II
Contributions to Trust Fund and Allocation to Plan Accounts

2.1 Subject to the provisions of Paragraph 2.2, PPL may from time to time make, or cause to be made, such contributions to the Trust Fund of cash and/or marketable securities as it determines to be appropriate in its sole discretion and are acceptable to the Trustee, which shall be held by the Trustee for the benefit of the Participants covered by each respective Plan, subject to the reservation of powers under Paragraphs 10.1 and 10.2 of Article X and the claims of PPL's general creditors in the event PPL becomes Insolvent. The Trustee shall be accountable for all such contributions, but shall have no duty to determine that the amounts thereof comply with the provisions of the Plans. PPL shall designate the Plan Account or Accounts as defined in Paragraph 2.3 to which each contribution shall be allocated and the amount of such contribution to be allocated to each such Plan Account.
2.2 Upon the occurrence of a Potential Change in Control (as defined in Paragraph 10.3), the Chief Executive Officer of PPL (or his or her designee) may authorize a cash contribution to be made to the Trust in an amount equal to the amount that, in the determination of PPL, is sufficient to pay each Participant or beneficiary the benefits to which Participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the date of the Potential Change in Control assuming each Participant terminated employment as of such date under circumstances giving rise to payment of benefits under the Plans. After a Change in Control, the Trustee may compel any contribution that is required under the Trust. Within 60 days following the end of each Plan year ending after a Change in Control has occurred, PPL shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient and to the extent necessary, to pay each Participant or beneficiary the benefits payable pursuant to the terms of the Plans as of the close of the Plan years.
2.3 The Trustee shall hold the Trust Fund without distinction as to principal or income as a single commingled fund, but for bookkeeping purposes shall maintain a separate account (hereinafter called a "Plan Account" or an "Account") reflecting the interest of each Plan in the Trust Fund. Each Plan Account shall consist of contributions to and payments from the Trust Fund which are allocable to each such Plan, and the earnings thereon, less disbursements therefrom attributable to the interest of each Plan in the entire Trust Fund. The Trustee shall advise the Accounting Party (as defined in Paragraph 2.4 below) of the Fair Market Value (as defined in Paragraph 2.5 below) of assets in the Trust Fund as of the close of each calendar year of the Trust, or at such more frequent intervals as may be mutually agreed upon between the Accounting Party and the Trustee, among the Plan Accounts based upon the actual return of each Plan Account.
2.4 For purposes of this Trust Agreement, the Accounting Party is PPL prior to the occurrence of a Change in Control, and after the occurrence of a Change in Control, in lieu of PPL, a committee composed of three members appointed by the Board of Directors of PPL prior to the occurrence of a Change in Control. Any vacancy on the committee after the occurrence of a Change in Control (arising for any reason, including the failure of the Board of Directors of PPL to appoint three members willing to serve on the committee or the death or resignation of any member) will be filled by an employee or former employee of PPL with an accrued benefit under any of the Plans designated by the remaining members or member of the committee, who is willing to serve as a member of the committee. If the remaining members of the committee cannot agree on a new member or there are no members of the committee (for any reason, including the failure of the Board of Directors of PPL to appoint prior to the occurrence of a Change in Control any person who is willing to serve on the committee or the death or resignation of all members) any vacancy after the occurrence of a Change in Control shall be filled by the Participant with the largest accrued benefit under the Plans and who is willing to serve as a member. If at any time after an occurrence of a Change in Control, there are no members of the committee willing or able to serve, the determination as to the Participant with the largest accrued benefit under the Plans shall be made by the Trustee. In the event that there are less than three persons who are willing to serve as members, the committee shall consist of the number of such persons who are willing to serve as members.
2.5 For purposes of this Trust Agreement, "Fair Market Value" for any security shall be determined as follows:
(a) securities listed on the New York Stock Exchange, the American Stock Exchange or any other recognized exchange shall be valued at their last sale prices on the exchange on which securities are principally traded on the valuation date (NYSE-Composite Transactions or AMEX-Composite Transactions prices to prevail on any security listed on either of these exchanges as well as on another exchange); and where no sale is reported for that date, the last bid price shall be used.
(b) all other securities and assets shall be valued at their market values as fixed by the Trustee's staff regularly engaged in such activities.

Article III
Cessation of Payments from
Trust Fund While Company Insolvent

3.1 The Trust Fund shall be subject to claims of general creditors of PPL in the event PPL becomes Insolvent, and at any time the Trustee has actual knowledge, or has determined, that PPL is Insolvent, the Trustee shall deliver the Trust Fund to satisfy such claims as a court of competent jurisdiction may direct. PPL shall be considered "Insolvent" for purposes of this Trust Agreement if (1) PPL is unable to pay its debts as they become due or (2) PPL is subject to a pending proceeding as a debtor or a debtor-in-possession under the federal Bankruptcy Code, 11 U.S.C. 101 et seq. (or any successor federal statute).
3.2 At all times during the continuance of this Trust, as provided in Section 1.3 hereof, the principal and income of the Trust shall be subject to claims of general creditors of PPL under federal and state law as set forth below.
3.3 The Board of Directors and the Chief Executive Officer of PPL shall have the duty to inform the Trustee in writing that PPL has become Insolvent and the basis on which they consider PPL to be Insolvent. If a person claiming to be a creditor of PPL alleges in writing to the Trustee that PPL has become Insolvent, the Trustee shall determine whether PPL is Insolvent and, pending such determination, the Trustee shall be excused from compliance with any instruction by PPL for payment of benefits or funds to Participants, their beneficiaries or any other person.
3.4 If the Board of Directors or the Chief Executive Officer of PPL informs the Trustee in writing that PPL has become Insolvent, the Trustee shall independently determine, within a reasonable time that in no event shall exceed sixty days after receipt of such notice, whether PPL is Insolvent and, pending such determination, the Trustee shall make no payments from the Trust Fund (unless otherwise required by applicable law), shall hold the Trust Fund for the benefit of PPL's general creditors, and shall resume payments from the Trust Fund only after the Trustee has determined that PPL is not Insolvent (or is no longer Insolvent, if the Trustee initially determined PPL to be Insolvent).
3.5 If at any time the Trustee has determined that PPL is Insolvent, the Trustee shall make no payments to Participants and shall hold the assets of the Trust for the benefit of PPL's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of PPL with respect to benefits due under the Plans or otherwise.
3.6 The Trustee shall permit payment of benefits to Participants in accordance with Article IV of this Trust Agreement only after the Trustee has determined that PPL is not Insolvent (or is no longer Insolvent). If the Trustee discontinues payments from the Trust Fund and subsequently resumes such payments, the first payments following such discontinuance shall include the aggregate amount of all payment's which would have been made to Participants under Article IV during the period of such discontinuance (together with interest based upon the daily average, as determined by the Trustee, of the Average Prime Rate Charged by Banks (Percent) as published in the Business Conditions Digest, or any successor publication, of the Social and Economic Statistics Administration, Bureau of Economic Analysis, of the U.S. Department of Commerce, or any successor governmental agency), less the aggregate amount of payments made to any such persons by or on behalf of PPL in lieu of the payments provided for in Article IV during any such period of discontinuance.
3.7 Except as provided in Paragraph 3.3 or 3.4, or unless the Trustee has actual knowledge that PPL is Insolvent, the Trustee shall have no duty to inquire whether PPL is Insolvent. The Trustee may in all events rely on such evidence concerning PPL's insolvency as may be a furnished to the Trustee which will give the Trustee a reasonable basis for making a determination concerning PPL's insolvency.
3.8 Nothing in this Trust Agreement shall in any way diminish any rights of a person to pursue his rights as a general creditor of PPL under the Plans.

Article IV
Payments from Trust Fund While Company Solvent

4.1 All payments from the Trust Fund while PPL is solvent shall be made by the Trustee only to such persons who at any time prior to the occurrence of a Change in Control were employees of PPL, or any of its subsidiaries, and, in such manner, at such times, and in such amounts as required by the terms of each respective Plan in effect when such payment is made or, if such payment is made after a Change in Control occurs, as required by the terms of each respective Plan in effect when any such Change in Control occurs.
4.2 Immediately preceding the occurrence of a Change in Control, PPL shall deliver to the Trustee: a) a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant, that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts, and b) copies of all then current Plans and any subsequent amendments thereto. Except as otherwise provided herein, the Trustee shall make payments to the Participants in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by PPL.
4.3 PPL hereby agrees that the Accounting Party (as defined in Section 2.4) shall have the exclusive responsibility, and the Trustee shall not have any responsibility or duty under this Trust Agreement for determining that any change in the Payment Schedule is in accordance with the terms of the Plan and applicable law, including without limitation, the amount, timing or method of payment and the identity of each person to whom such payments shall be made. The Trustee shall have no responsibility or duty to determine the tax effect of any payment or to see to the application of any payment.
4.4 The entitlement of a Participant to benefits under the Plans shall be determined under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures, if any, set out in the Plans.
4.5 Notwithstanding anything contained in Paragraph 4.1, PPL may make payment of benefits directly to Participants as they become due under the terms of the Plans. PPL shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, PPL shall make the balance of each such payment as it falls due. The Trustee shall notify PPL where principal and earnings are not sufficient. The Trustee shall have no responsibility to inquire whether payments have been made pursuant to the Plans in question.
4.6 In no event shall the Trustee knowingly cause any payment or distribution to be made from the Trust Fund pursuant to the terms of any Plan for any purpose in an amount which is in excess of the then current balance of the Plan Account (as defined in Section 2.3) attributable to that Plan.
4.7 After the occurrence of a Change in Control, if a Participant does not receive a payment that the Participant believes he or she has become entitled to under any Plan, he or she shall notify the Trustee of such entitlement. Within thirty (30) days of its receipt of such notice, the Trustee shall determine whether the terms of the Plan dictate that the Participant is entitled to a payment. If the Trustee determines that a payment is required, the Trustee shall make the payment to the Participant as soon as practicable, but in no event shall the payment be made later than thirty (30) days after the expiration of the initial thirty-day period. The Trustee shall provide PPL with written confirmation of the fact and amount of such payment after it is made. The Trustee's decision shall be final and binding, and the Participant shall be notified of the decision in writing within ten (10) days. The notice shall include specific reasons for the decision, including specific references to the pertinent Plan provisions on which the decision is based, and shall be written in a manner calculated to be understood by the Participant. The provisions of this Paragraph 4.7 shall apply only after the occurrence of a Change in Control. The Trustee may rely upon direction from the Accounting Party in making such determinations.
4.8 The Trustee shall not be liable for any payment made in good faith without actual notice or knowledge of the changed condition or status of any recipient thereof. If the Trustee has responsibility for benefit payments and if any payment is not claimed, the Trustee shall retain the payment as part of the Trust Fund.
4.9 Except as provided in this Article IV, after the Trust has become irrevocable, PPL shall have no right or power to direct the Trustee to return to PPL or to divert to others any of the Trust assets before all payments of benefits have been made to Participants and their beneficiaries pursuant to the terms of the Plans and all expenses of the Trust have been paid. At any time prior to the Trust becoming irrevocable, however, PPL shall have the right or power to direct the Trustee to return to PPL any of the assets of the Trust.

Article V
Responsibilities of the Trustee

5.1 The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims (the "Prudent Man Standard of Care"); provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by PPL or the Accounting Party which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by PPL or the Accounting Party. In the event of a dispute between PPL and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute. The Trustee shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Trust Agreement and shall be held harmless in acting upon any notice, request, direction, instruction, consent, certification or other instrument believed by it to be genuine and delivered by the proper party or parties. Under no circumstances shall the Trustee be liable for consequential, special, or speculative damages under the Trust Agreement even if the Trustee is advised as to the possibility thereof. It is understood and agreed that the Trustee shall be under no duty to take any action other than herein specified with respect to any securities or other property at any time deposited hereunder unless specifically agreed to by the Trustee in writing or as otherwise provided in this Trust Agreement. Subject to the Accounting Party's power of investment direction under Article X, the Trustee shall have exclusive authority and discretion to hold, manage, care for and protect the Trust Fund and shall have the following powers and discretions in addition to those conferred by law:
(a) To invest and reinvest the Trust Fund in such equities (of any classification, including common and preferred stocks), fixed income, cash, cash equivalents or other property (real, personal or mixed) and interests in investment companies and investment trusts as the Trustee shall deem advisable, excluding any obligations or security, or other property of PPL, whether or not such investments and reinvestments be authorized by any state law for the investment of Trust Funds generally;
(b) To sell, exchange, convey, transfer or dispose of, and also to grant options with respect to, any property, whether real or personal, at any time held by it by private contract or by public auction, for cash or upon credit, or partly for cash and partly upon credit, as the Trustee may deem best, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;
(c) To compromise, compound and settle any debt or obligation due to or from it as the Trustee and to reduce the rate of interest thereon, to extend or otherwise modify, or to foreclose upon default or otherwise enforce or act with respect to any such obligation;
(d) If directed by the Accounting Party, Trustee shall vote as instructed by Accounting Party, in person or by general or limited proxy, any stocks or other securities at any time held in the Trust Fund, at any meeting of stockholders or security holders, in respect to any business which may come before the meeting.
(e) To vote, in person or by general or limited proxy, any stocks or other securities at any time held in the Trust Fund, at any meeting of stockholders or security holders, in respect to any business which may come before the meeting; to exercise any options appurtenant to any stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities; to exercise or sell any conversion or subscription rights appurtenant to any stocks, bonds or other securities at any time held in the Trust Fund, and to make any and all necessary payments therefor; to join in, and to approve, or to dissent from and to oppose, any corporate act or proceeding, including any reorganization, recapitalization, consolidation, merger, dissolution, liquidation, sale of assets or other action by or plan in respect of corporations or properties, the stocks or securities of which may at any time be held in the Trust Fund; to deposit with any committee or depository, pursuant to any plan or agreement of protection, reorganization, consolidation, sale, merger, or other readjustment, any property held in the Trust Fund; and to make payment from the Trust Fund of any charges or assessments imposed by the terms of any such plan or agreement;
(f) To accept and hold any securities or other property received by it under the provisions of any of the subdivisions of this Article whether or not the Trustee would be authorized hereunder then to invest therein;
(g) To borrow money on behalf of the Trust upon such terms and conditions as the Trustee shall deem advisable to carry out the purposes of the Trust and to pledge securities or other property of the Trust Fund in repayment of any such loan;
(h) To enforce any right, obligation or claim in its discretion and in general to protect in any way the interests of the Trust Fund, either before or after default, and in case the Trustee shall, in its discretion, consider such action for the best interest of the Trust Fund, to abstain from the enforcement of any right, obligation or claim and to abandon any property, whether real or personal, which at any time may be held by the Trustee;
(i) To make, execute, acknowledge and deliver any and all deeds, leases, assignments, transfers, conveyances and any and all other instruments necessary or appropriate to carry out any powers herein granted;
(j) To cause any investments from time to time held by it hereunder to be registered in, or transferred into, its name as the Trustee or the name of its nominee or nominees, and with or without designation of fiduciary capacity, or to retain any investments unregistered or in form permitting transfer by delivery, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;
(k) To hold any part or all of the Trust Fund uninvested;
(l) The Trustee may not invest in securities (including stock and the rights to acquire stock) or obligations issued by PPL or an Employer as that term is defined in the Plan, except by reason of the inclusion of such securities in a broadly inclusive index, mutual fund, or collective investment medium.
Notwithstanding anything else in this Agreement to the contrary, including, without limitation, any specific or general power granted to the Trustee, including the power to invest in real property, no portion of the Trust Fund shall be invested in real estate. For this purpose, “real estate” includes, but is not limited to, any direct or indirect interest in real property, leaseholds or mineral interests.
5.2 If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Trustee shall act only under the Prudent Man Standard of Care, and PPL agrees to indemnify the Trustee against the Trustee’s costs, expenses and liabilities (including, without limitation, attorney’s fees and expenses) relating thereto and to be primarily liable for such payments if the following conditions are met: (a) theTrustee shall notify the Accounting Party as soon as practicable after it has received actual notice of litigation, or when the Trustee has reached a decision to undertake litigation but prior to filing a complaint or other written notice to any party or agency, and (b) the Trustee shall at all times afford the Accounting Party the reasonable opportunity to approve (which approval shall not be unreasonably withheld) the hiring or discharge of legal counsel and the settlement or other conclusion of any such litigation. If PPL does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust. In no event shall the Trustee have any liability or responsibility to undertake or defend any litigation unless the Trustee is reasonably assured of receiving payment of related fees and expenses. The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person other than PPL the proceeds of any borrowing against such policy. Subject to the foregoing, the Trustee shall have the exclusive authority:
(a) to retain an actuary to calculate the amount of any benefit payments due pursuant to Paragraph 1.4 of Article I; and
(b) to do all acts which the Trustee may deem necessary or proper and to exercise any and all of the powers of the Trustee under this Trust Agreement upon such terms and conditions as to the Trustee may seem in the best interests of the Trust Fund.
5.3 The Trustee, at the expense of the Trust or PPL, may consult with legal counsel (who prior to the occurrence of a Change in Control may also be counsel for PPL generally) with respect to any of its duties or obligations hereunder.  The Trustee may consult with counsel, and the Trustee shall not be deemed imprudent by reason of its taking or refraining from taking any action, prior to the occurrence of a Change in Control, in accordance with the opinion of counsel for PPL. PPL agrees to indemnify and hold the Trustee harmless from and against any loss, costs and expenses including without limitation reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding that the Trustee may incur in the administration of the Trust Fund, and this provision shall survive termination of this Trust Agreement and the Trust, provided the following conditions are met: (a) the Trustee shall act at all times under the Prudent Man Standard of Care, (b) the Trustee shall notify the Accounting Party as soon as practicable after it has received actual notice of the suit, action, investigation, claim or proceeding, and (c) the Trustee shall at all times afford the Accounting Party the reasonable opportunity to approve (which approval shall not be unreasonably withheld) the hiring or discharge of legal counsel and the settlement or other conclusion of any such matter. The Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this Trust Agreement, except such as may be required by any law which prohibits the waiver thereof.
5.4 Trustee, at the reasonable and prudent expense of the Trust or PPL, may hire agents, accountant, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder. The Trustee shall be entitled, as it may deem appropriate from time to time, to require of PPL such certifications and proofs of facts or other information and/or cooperation as shall permit the Trustee to perform its duties or to exercise the powers granted the Trustee under this Trust Agreement and shall be entitled to rely thereon.
5.5 The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals of fact herein (other than recitals of fact relating solely to the Trustee and its power and authority to enter into and perform this Trust Agreement) all of which have been made by PPL solely; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or sufficiency of this Trust Agreement and makes no representation with respect thereto. The Trustee shall not be responsible for the sufficiency of the Trust to pay the benefits contemplated by the Plans or for the use or application by PPL of any monies held in the Trust when disbursed in conformity with this Trust Agreement.
5.6 During the term of this Trust, all of the income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.
5.7 Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.
5.8 The Trustee shall not be liable for any expense, loss, claim or damage (including counsel fees) suffered by the Plan or Participant arising out of or caused by any delay in, or failure of, performance by the Trustee, in whole or in part, arising out of, or caused by, unforseeable circumstances beyond the Trustee’s control, including without limitation: acts of God, interruption, delay in, or loss (partial or complete) of electrical power or external computer (hardware or software) or communication services (including access to book-entry securities systems maintained by Federal Reserve Bank of New York and/or any clearing corporation); act of civil or military authority; sabotage; natural emergency; epidemic; war or other government actions; civil disturbance; flood, earthquake, fire, other catastrophe; strike or other labor disturbance by employees of nonaffiliates; government, judicial, or self regulatory organization order, rule or regulation; riot; energy or natural resource difficulty or shortage; and inability to obtain materials, equipment, or transportation, provided, in all cases, Trustee has acted under the Prudent Man Standard of Care to mitigate, control, and prevent losses and expenses due to such circumstances.
5.9 The Trustee is not a party to, and has no duties or responsibilities under, the Plan other than those that may be expressly contained in this Trust Agreement. In any case in which a provision of this Trust Agreement conflicts with any provision in the Plan, this Trust Agreement shall control. The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any prior or successor trustee.
5.10 The Trustee shall have no responsibility with respect to: (i) the selection or monitoring of any insurance policies or insurance contracts held in the Trust or the insurers issuing such policies or contracts; or (ii) the payment of any premiums with respect to such policies or contracts.
5.11 The duties of the Trustee shall be limited to the assets held in the Trust, and the Trustee shall have no duties with respect to assets held by any other person including, without limitation, any other trustee for the Plan. The Accounting Party may request the Trustee to perform a recordkeeping service with respect to property held by others and not otherwise subject to the terms of this Trust Agreement. To the extent the Trustee shall agree to perform this service, its sole responsibility shall be to accurately reflect information on its books which it has received from an authorized party.

Article VI
Fees, Expenses and Taxes

6.1 PPL shall pay the reasonable expenses incurred by the Trustee in or as a result of the performance of its duties hereunder, including reasonable fees and expenses for services rendered to the Trustee, and such compensation to the Trustee as may be agreed upon in writing from time to time between PPL and the Trustee. After the occurrence of a Change in Control, the compensation of the Trustee shall be determined by the application of the current rates then charged by the Trustee for the provision of the types of investment and trustee services contemplated in this Trust Agreement to trusts of a similar character and size.
6.2 PPL shall pay the reasonable expenses incurred by the Accounting Party, if other than PPL, in or as a result of the performance by its members of their duties hereunder. Such expenses shall include but not be limited to the cost of travel as well as the cost of any communications with the Trustee or Participants. PPL shall also pay to the Accounting Party, if other than PPL, such compensation as may be provided for by resolution of the Board of Directors of PPL prior to the occurrence of a Change in Control.
6.3 If PPL fails to pay any such expenses and compensation as provided for in Paragraphs 6.1 and 6.2, the Trustee shall pay them from the Trust Fund.
6.4 Any taxes, including personal property taxes, income taxes, transfer taxes and other taxes of any kind whatsoever that may under any existing or future laws be assessed against or levied upon or in respect of the Trust Fund or its assets or any interest therein shall be paid by PPL. The word "taxes" in this Article VI shall be deemed to include any interest or penalties that may be levied or imposed in respect to any taxes.
6.5 To the extent the Accounting Party has provided necessary information to the Trustee, the Trustee shall be responsible for any necessary withholding and reporting of federal taxes related to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities. In addition, to the extent the Accounting Party has provided necessary information to the Trustee, the Trustee shall use reasonable efforts to assist such Accounting Party with respect to any “Tax Obligations.” The term “Tax Obligations” means the responsibility for payment of taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties and other related expenses of the Trust, including but not limited to the requirements set forth in this Article VI. Notwithstanding the foregoing, the Trustee shall have no responsibility or liability for any Tax Obligations now or hereafter imposed on PPL or the Trust by any taxing authorities, domestic or foreign, except as provided by applicable law. To the extent the Trustee is responsible under any applicable law for any Tax Obligation, the Accounting Party shall inform the Trustee of all Tax Obligations, shall direct the Trustee with respect to the performance of such Tax Obligations. All such Tax Obligations shall be paid from the Trust unless paid by PPL.

Article VII
Accounts of the Trustee

7.1 The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by any person or persons designated by the Accounting Party. The cost of any audit if requested by the Accounting Party shall be paid by PPL.
7.2 Within ninety (90) days following the close of each calendar year, the Trustee shall file with the Accounting Party and PPL, if different, a written account setting forth all investments, receipts, disbursements, and other transactions of the Trust Fund effected by it during such fiscal year including a description of all securities and investments purchased and sold, with the cost or net proceeds of such purchases or sales, and showing all cash, securities and other property held, including values at the end of such calendar year.
7.3 Upon the expiration of one hundred eighty days following the filing as above provided of such account, such account shall be considered as final and binding upon the Accounting Party, PPL, its subsidiaries, directors, former directors, Participants, employees, former employees, retired employees, their beneficiaries, and the Trustee, as if settled by a court of competent jurisdiction, and the Trustee shall be forever released and discharged from any liability or accountability to anyone in connection with or arising or resulting from any of the acts or transactions shown therein, except with respect to such acts or transactions as to which the Accounting Party shall within such one hundred eighty day period file with the Trustee written objections or which involve manifest error, gross negligence, willful misconduct or fraud.
7.4 Accounts of the Trustee need only be settled with the Accounting Party. Subject to any express provision of applicable law as may be in effect from time to time to the contrary, no other person or party shall be entitled to any accounting by the Trustee.
7.5 Nothing contained in this Trust Agreement shall, however, preclude the Trustee from having any of its accounts settled by a court of competent jurisdiction. In any action or proceeding for settlement of the accounts of the Trustee or concerning administration of the Trust Fund, the Accounting Party and the Trustee shall be the only necessary parties thereto. To the extent provided by law, service of any notice or process upon the Accounting Party shall be deemed for all purposes service upon PPL's subsidiaries, directors, former directors, Participants, employees, former employees, and retired employees of PPL, and their beneficiaries and any final judgment in any such action or proceeding shall be binding and conclusive on the Accounting Party, PPL, employees, former employees, directors, former directors and retired employees of PPL and their beneficiaries and the Trustee.

Article VIII
Resignation or Removal of the Trustee

8.1 The Trustee may be removed by the Accounting Party to the extent provided in Article X at any time upon sixty days notice in writing. The Trustee shall have the right to resign at any time by giving sixty days notice in writing to the Accounting Party, provided that such resignation shall not become effective until a successor trustee has accepted its appointment. Upon such removal or notice of resignation of the Trustee, provided the Trust is not revoked, the Accounting Party shall appoint and designate a successor Trustee, which shall be a corporate trustee qualified to conduct trust business in Pennsylvania, which is independent of and not subject to control by PPL. Such successor trustee shall qualify as such by delivering a written acceptance of the trust to the Accounting Party and the retiring Trustee, and thereupon all the provisions hereof shall relate and be applicable to such successor Trustee. Until the effective date of the assumption by the successor Trustee of its duties under this Trust Agreement, the retiring Trustee shall continue to function and be bound hereunder as trustee hereof. Upon receipt of such written acceptance the retiring Trustee shall forthwith file with the Accounting Party a written account of its acts in the same form as its annual account above provided for in Article VII from the date of its last annual account to the date of the acceptance of the Trust by the successor trustee and settlement of such account shall be accomplished as in Article VII. Upon the filing of such account, the retiring Trustee shall transfer and deliver the Trust Fund to the successor Trustee but shall be entitled to reserve therefrom and hold such assets as it may reasonably deem necessary to provide for any and all expenses and payments properly chargeable against the Trust Fund or for which the Trust Fund may be liable or to which the retiring Trustee may be entitled by way of fees and expenses in the settlement of its account. If the assets so withheld are insufficient or excessive for such purposes, the retiring Trustee shall be entitled to reimbursement for any deficiency out of the Trust Fund from the successor Trustee, or shall deliver the excess to the successor Trustee, as the case may be. To the extent permitted by law, upon the transfer of the Trust Fund as above provided and the settlement of its account, the retiring Trustee's previous annual accounts having been settled as provided in Article VII, the retiring Trustee shall thereupon be discharged from any further duty, obligation or responsibility with respect to the operation of the Trust Fund or any matter connected therewith prior to the delivery of said written acceptance except matters which relate to manifest error, gross negligence, willful misconduct or fraud.
8.2 If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 8.1 hereof, by the effective date of resignation or removal under Section 8.1. If no such appointment has been made, provided PPL has not revoked the Trust, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Article IX
Action of PPL or the Accounting Party

9.1 Any action of PPL pursuant to any of the provisions of this Trust Agreement shall be evidenced by a written notice or direction to such effect over the signature of: i) any officer or ii) other representative of PPL who shall have been certified to the Trustee by the President, Treasurer or Secretary of PPL as having such authority. The Trustee shall be fully protected in acting in accordance with such notices or directions. All communications from PPL to the Trustee shall be in writing, signed by the person designated as having such authority as PPL shall certify to the Trustee, and the Trustee shall act and be fully protected in acting in accordance with such communications.
9.2 Any action of the Accounting Party pursuant to provisions of this Trust Agreement shall be evidenced by a written notice or direction to such effect over the signature of any one or more members of the Accounting Party. Prior to the occurrence of a Change in Control, the President, Treasurer or Secretary of PPL shall advise the Trustee of the name or names of the person or persons who will serve as members of the Accounting Party after the occurrence of such Change in Control. After such Change in Control, current members of the Accounting Party shall advise the Trustee of the name or names of any new person or persons serving as members of the Accounting Party.
9.3 All communications from the Accounting Party to the Trustee shall be in writing, signed by the person designated as having such authority as PPL or member of the Accounting Party shall certify to the Trustee, and the Trustee shall be fully protected in acting in accordance with such communications.
9.4 PPL shall furnish the Trustee with a written list of the names, signatures and extent of authority of all persons constituting the Accounting Party as defined in Section 2.4. The Trustee shall be entitled to rely on and shall be fully protected in acting upon direction from such person until notified in writing by PPL, as appropriate, of a change in the make up of the Accounting Party.

Article X
Reservation of Powers

10.1 The Accounting Party expressly reserves the powers to:
(a) remove the Trustee;
(b) direct the investment and reinvestment of the principal and income of the Trust Fund; it shall be the duty of the Trustee to act strictly in accordance with such investment directions, and any changes therein, as so communicated to the Trustee from time to time in writing. To the maximum extent permitted by law, the Trustee shall have no duty or responsibility (i) to advise with respect to, or inquire as to the propriety of, any such investment direction or (ii) for any investment decisions made with respect to the Trust by PPL or the Accounting Party. In the absence of investment direction by the Accounting Party, the Trustee shall invest Trust assets in any manner permitted under Section 5.1; and
(c) following the occurrence of a Change in Control, modify, alter or amend this Trust Agreement, provided that no such modification, alteration or amendment may directly or indirectly (i) affect any Participant's entitlement to receive benefit payments under any Plan or under this Trust Agreement or the amount, form or timing of such benefit payments, (ii) alter the relative funding levels of the Plan Accounts, (iii) alter the method of allocation of Trust Fund earnings and losses among the Plan Accounts, (iv) eliminate the requirement under this Trust Agreement of separate accounting for the interests of each Plan in the Trust Fund, (v) impair or otherwise affect any claims which general creditors of PPL may have with respect to the Trust Fund in the event of PPL becomes Insolvent, (vi) change the rights, duties, powers, liabilities or immunities of the Trustee hereunder without the Trustee's written consent, except as provided upon the Trustee's removal in Article VIII, (vii) eliminate the restrictions set forth in this subparagraph 10.1(c), or (viii) confer upon the Trustee or any other person, directly or indirectly, the power or authority to effect any result prohibited under clauses (i)-(vii) of this subparagraph 10.1(c). No provision of this Trust Agreement may be amended by PPL in any manner adverse to Participants following a Change in Control.
10.2 Subject to the provisions of Paragraphs 10.1 and 10.3 of this Article X, PPL expressly reserves the powers to:
(a) modify, alter, amend, terminate or revoke this Trust Agreement and the trust hereby created to any extent and in any respect deemed advisable by PPL, through an action of PPL that is in writing duly executed and acknowledged and delivered to the Trustee; provided however, that the rights, duties, powers, liabilities or immunities of the Trustee hereunder shall not be changed without its written consent, except as provided upon the Trustee's removal in Article VIII;
(b) withdraw from the Trust Fund any property forming a part of the Trust Fund, any such withdrawal shall be considered a revocation of this Trust solely with respect to such property;
(c) reallocate amounts among Plan Accounts in the Trust Fund;
(d) require the Trustee to furnish such information as may be reasonably requested in regard to the operations of the Trust Fund and the investment thereof;
(e) add to or delete from Appendix A one or more nonqualified deferred compensation plans or agreements for PPL's or its subsidiaries employees;
(f) add to or delete from Appendix A one or more individual employment agreements with employees of PPL or any of its subsidiaries; and
(g) contribute to the Trust Fund property other than cash or marketable securities to the extent not expressly prohibited by the Plans or within the terms of this Trust, if acceptable to the Trustee.
10.3 The right of PPL to exercise the powers reserved to it under Paragraph 10.2 of this Article shall expire upon the occurrence of a Change in Control. For purposes of this Trust Agreement, a Change in Control shall be deemed to have occurred
(a) if one of the following events occurs:
(I) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's shareowners was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;
(II) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors;
(III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (I) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or at least 60% of the combined voting power of the securities of such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (excluding in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities;
(IV) the shareowners of the Company approve a plan of complete liquidation or dissolution of the Company; or
(V) the Board of Directors adopts a resolution to the effect that a "Change in Control" has occurred or is anticipated to occur.
(b) For purposes of this Trust Agreement, a "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(I) PPL enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
(II) PPL or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control;
(III) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in control has occurred; or
(IV) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of PPL representing 5% or more of the combined voting power of PPL's then outstanding securities entitled to vote generally in the election of directors.
Notwithstanding the foregoing, a "Potential Change in Control" shall not be deemed to occur if (i) a Person acquired such beneficial ownership of 5% or more of the Company's outstanding common shares but less than 20% and such Person has reported or is required to report such ownership on Schedule 13G under the Securities Exchange Act of 1934 (the "Exchange Act") (or any comparable or successor report); (ii) a Person acquired such beneficial ownership of 5% or more of the Company's outstanding common shares and such Person has reported or is required to report such ownership under Schedule 13D under the Exchange Act (or any comparable or successor report), which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the common shares) and, within 10 business days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired common shares amounting to 5% or more of the Company's outstanding common shares inadvertently and who or which, together with all Affiliates thereof, thereafter does not acquire additional common shares while the Beneficial Owner, as such term is defined in or used by Regulation 13D-G as promulgated under the Exchange Act, of 5% or more of the common shares then outstanding; provided, however, that if the Person requested to so certify fails to do so within 10 business days, then a Potential Change in Control shall be deemed to have occurred immediately after such 10-Business-Day period; or (iii) any Person who becomes the Beneficial Owner of 5% or more of the common shares then outstanding due to the repurchase of common shares by the Company unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of 5% or more of the common shares then outstanding, acquires beneficial ownership of additional common shares representing 1% or more of the common shares then outstanding.
(d) For purposes of this Paragraph 10.3:
"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) PPL or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of PPL or any of its Affiliates (as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of PPL in substantially the same proportions as their ownership of stock of PPL.
10.4 The Board of Directors or the Chief Executive Officer or any Participant may notify the Trustee in writing as promptly as practicable following the occurrence of a Change in Control or Potential Change in Control, and the Trustee shall not be charged with knowledge of such Change in Control or Potential Change in Control in the absence of written notification.
10.5 The Trustee is not a party to any Plan except insofar as the Trustee has assumed duties under a Plan as specifically provided in this Trust Agreement. PPL retains the right to amend any provision of any Plan to the extent provided for in such Plan, including provisions relating to the Trustee; provided, however, that the allocation of responsibilities to the Trustee shall not be amended, altered or modified without the prior written consent of the Trustee, and no amendment to any Plan shall allocate responsibilities between the Trustee and PPL in a manner inconsistent with the terms of this Trust Agreement.

Article XI
Surplus Plan Accounts and Termination of Trust

11.1 If this Trust Agreement is terminated under Article X with respect to any Plan at a time when there is a Plan Account attributable to such Plan or if the Trustee determines that certain amounts attributable to a Plan Account will not be required to make benefit payments under the Plan for which such Plan Account is maintained, the value of the Plan Account or portion thereof attributable to such Plan shall be allocated in the Trustee's discretion among the remaining Plan Accounts in a way that the Trustee believes best maximizes benefit payments under Article IV.
11.2 Unless the Trust is revoked under Article X, the Trust shall not terminate until the date on which no person is or will ever be entitled to benefit payments under the Plans. Any assets remaining in the Trust shall be returned to PPL upon revocation or termination of the Trust.

Article XII
Merger or Consolidation of the Trustee

12.1 Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which the Trustee may be a party, or any corporation to which all or substantially all of the trust business of the Trustee may be transferred shall be the successor of the Trustee hereunder without the execution or filing of any instrument or the performance of any further act; provided that in case of any such transfer of trust business the transferee corporation shall file with PPL written acceptance of the Trust hereby created.

Article XIII
Miscellaneous

13.1 This Trust Agreement, as amended from time to time, shall be administered, construed and enforced according to the laws of the Commonwealth of Pennsylvania and in courts situated in that Commonwealth. The situs of the Trust shall be Lehigh County, Pennsylvania.
13.2 This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.
13.3 Nothing in this Trust Agreement shall require PPL to retain any employee in its service or the service of any of its subsidiaries.
13.4 The Trustee by joining in the execution of this Trust Agreement hereby signifies its acceptance of the Trust hereby created.
13.5 Notwithstanding anything in this Trust Agreement to the contrary, this Trust shall terminate no later than twenty-one years after the death of the last survivor in being upon the cessation of PPL's powers under Article X of the class consisting of the persons entitled to receive benefits under the Plans.
13.6 No attempt by any person entitled to benefits under the Plan to assign, alienate, anticipate, sell, transfer, pledge, encumber or place a charge upon any benefit or any installment thereof shall be recognized by the Trustee, nor shall the Trustee recognize any such attempt to attach or garnish or otherwise subject the Trust Fund or any benefit or any installment thereof to legal process, except as the Trustee may be required to do by law.
13.7 Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.
13.8 This Trust Agreement shall be binding upon any successors or assigns of PPL and any transferee(s) of all or substantially all of PPL's assets.
13.9 Any notice to the Trustee shall be sent to the following:

Wachovia Bank, N.A. Attn: Heather E. Lineaweaver 600 Penn Street, 1st Floor PA6450 Reading, PA 19602

Any notice to PPL shall be sent to the

PPL Corporation Attn: James E. Abel Two North Ninth Street Allentown, Pennsylvania 18101

Either party hereto may designate a new representative for the purpose of receiving notices by notifying the other party in writing of the name and address of such new representative. An Accounting Party other than PPL shall notify both PPL and Trustee of the name and address of its designated representative authorized from time to time to receive notices.

IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the authorized officers of the parties hereto.

PPL CORPORATION
ATTEST:
By:
Name: James E. Abel
Title: Vice President-Finance and Treasurer
Date:

WACHOVIA BANK, N.A. AS TRUSTEE
ATTEST:
By:
Name:
Title:
Date:

APPENDIX A

Name of Plan	Designated Hereunder Effective

Robert J. Grey Severance Agreement of March 1, 2007	March 1, 2007
James H. Miller Severance Agreement of March 1, 2007	March 1, 2007
William H. Spence Severance Agreement of March 1, 2007	March 1, 2007
Paul Farr Severance Agreement of March 1, 2007	March 1, 2007
James E. Abel Severance Agreement of March 1, 2007	March 1, 2007
Joanne H. Raphael Severance Agreement of March 1, 2007	March 1, 2007
Paul E. Russell Severance Agreement of March 1, 2007	March 1, 2007
Joseph R. Schadt Severance Agreement of March 1, 2007	March 1, 2007
Ronald Schwarz Severance Agreement of March 1, 2007	March 1, 2007
Vijay Singh Severance Agreement of March 1, 2007	March 1, 2007
Edward T. Novak Severance Agreement of March 1, 2007	March 1, 2007
Jerry M. Simmons, Jr. Severance Agreement of March 1, 2007	March 1, 2007
Dennis J. Murphy Severance Agreement of March 1, 2007	March 1, 2007
Bryce L. Shriver Severance Agreement of March 1, 2007	March 1, 2007
George T. Jones Severance Agreement of March 1, 2007	March 1, 2007
Robert A. Saccone Severance Agreement of March 1, 2007	March 1, 2007
Britt T. McKinney Severance Agreement of March 1, 2007	March 1, 2007
Bradley E. Spencer Severance Agreement of March 1, 2007	March 1, 2007
Paul T. Champagne Severance Agreement of March 1, 2007	March 1, 2007
Michael E. Kroboth Severance Agreement of March 1, 2007	March 1, 2007
Clarence J. Hopf, Jr. Severance Agreement of March 1, 2007	March 1, 2007
Robert M. Geneczko Severance Agreement of March 1, 2007	March 1, 2007
David G. DeCampli Severance Agreement of March 1, 2007	March 1, 2007
Robert W. Burke, Jr. Severance Agreement of March 1, 2007	March 1, 2007
Rick L. Klingensmith Severance Agreement of March 1, 2007	March 1, 2007